Exhibit 99.1

For release: Immediately

AIRGAS COMMITS TO HOLD SPECIAL MEETING OF STOCKHOLDERS
ON JUNE 21, 2011 IF AIRGAS STOCKHOLDERS REJECT
AIR PRODUCTS’ BY-LAW AMENDMENT PROPOSAL

Gives Stockholders Opportunity to Change Majority of Board by June

Urges Stockholders to Vote AGAINST Air Products’ By-Law Amendment Proposals

RADNOR, PA–August 30, 2010 –Airgas, Inc. (NYSE:ARG) today stated in a letter to stockholders that if Air Products’ January Meeting Proposal does not receive support from a majority of the votes represented and entitled to vote at the September 2010 Annual Meeting, Airgas will call a Special Meeting of Stockholders on June 21, 2011. At that June 2011 meeting, Airgas will take action to assure that Air Products or other stockholders will be able to nominate a number of individuals so that, if a plurality of Airgas stockholders vote for these nominees, they, together with any Air Products nominees elected at the September 2010 Annual Meeting, would constitute a majority of the Airgas Board.

Accordingly, Airgas stockholders can vote “FOR” the Airgas Directors at the September 2010 Annual Meeting and still have the opportunity to vote for a majority of the Airgas Board at the June 2011 Special Stockholder Meeting.

Below is the text of the letter:

August 30, 2010

Dear Airgas Stockholder:

     At our upcoming September 15 Annual Meeting, we have recommended that you vote “FOR” our three highly qualified nominees for director. We have also asked you to vote “AGAINST”Air Products’ By-Law Amendment proposals because we believe they are designed to – and would – facilitate Air Products’ grossly inadequate tender offer to the detriment of Airgas’stockholders. In particular, we believe that Air Products’ proposal to hold elections in January 2011 – only four months after Airgas’ September 2010 Annual Stockholder Meeting – is invalid under Delaware law and Airgas’ Certificate of Incorporation and would impede the Airgas Board’s ability to obtain an appropriate price for our stockholders from Air Products or to explore other strategies.

     With the unanimous support of our Board of Directors and in an effort to avoid litigation relating to the January Meeting Proposal, we set forth an alternative to prevent the shift of bargaining power to Air Products that would occur if its January Meeting Proposal is approved and its nominees are elected. Our alternative seeks to preserve the Airgas Board’s ability to respond to Air Products’ grossly inadequate offer while satisfying our stockholders’ – and Board’s – desire for the Airgas Board to be held accountable for the Company’s performance and its response to Air Products.

We commit as follows:

  If the Air Products’ January Meeting Proposal does not receive support from a majority of the votes represented and entitled to vote at the September 2010 Annual Meeting, we will call a Special Meeting of Stockholders to be held on June 21, 2011.

  At that June 2011 Special Stockholder Meeting, we will take action to assure that Air Products or other stockholders will be able to nominate a number of individuals so that, if a plurality of Airgas stockholders vote for these nominees, these nominees, together with any Air Products nominees elected at the September 2010 Annual Meeting, would constitute a majority of the Airgas Board. As long as the January Meeting Proposal does not receive support from a majority of the votes represented and entitled to vote at the September 2010 Annual Meeting, this commitment will apply whether any or all of the Air Products nominees are elected to the Airgas Board at our September 2010 Annual Meeting. As a result, with our alternative, you can elect the three Airgas Board nominees at the September 2010 Annual Meeting and still have the opportunity to vote for a majority of the Airgas Board at the June 2011 Special Stockholder Meeting.

Risks of the January Meeting Proposal to Airgas Stockholders – and Our Commitment

     The Air Products January Meeting Proposal would dramatically accelerate the date for the election of directors in 2011 to January 18, 2011 – only four months after the 2010 Annual Meeting and in the same fiscal year as that Annual Meeting.

     We believe that the January Meeting Proposal is designed to deprive you of full value for your investment in Airgas by significantly augmenting Air Products’ bargaining power and diminishing that of the Airgas Board. Ask yourself: Do you really think that Air Products will pay the price you deserve for your Airgas shares if it can elect a majority of the Airgas Board in January 2011? We believe that the short time fuse of a January deadline would undermine the Airgas Board’s negotiating position vis-à-vis Air Products and also limit the Airgas Board’s ability to explore ways to enhance stockholder value.

     In addition, the Airgas Board believes that a January 2011 Stockholder Meeting could prevent Airgas stockholders from benefiting from the recovering United States economy. The Airgas Board believes that the Company’s very strong recent performance is clear evidence of Airgas’ability to deliver extraordinary results and create value for its stockholders. We believe that, through the combination of its By-Law Amendment proposals and hand-picked nominees, Air Products is seeking to pressure the Airgas Board and stockholders into accepting a grossly inadequate offer before Airgas’growth potential can be fully demonstrated and reflected in its results and in the pricing of any potential acquisition of the Company.

     Why June? As compared to January 2011, a June 2011 Special Stockholder Meeting would add two fiscal quarters of performance to our Company’s record. We believe that performance would significantly enhance our value as the Board responds to the Air Products offer and proactively explores ways to enhance stockholder value. A June Meeting would also allow us to provide our stockholders with the audited results of our 2011 fiscal year and give them the opportunity to assess our performance over that full fiscal year, as well as assess our response to the Air Products offer.

     Even if the January Meeting Proposal is approved by stockholders, Airgas believes that the Delaware courts would conclude that it is invalid because it conflicts with Delaware law and Airgas’ Certificate of Incorporation. Our alternative of holding a Special Stockholders Meeting on June 21, 2011 reflects the Board’s attempt to resolve this issue without resorting to litigation. However, in view of our strongly held belief that the January Meeting Proposal is both invalid as a matter of law and destructive of stockholder value, the Company must act to invalidate the By-Law if that course becomes necessary.

     It is understandable that Air Products is in a hurry to acquire Airgas when we have had only a short time to demonstrate the strength of our business during the economic recovery. In our view, Air Products well knows that the likelihood of success of its low-ball takeover attempt decreases dramatically as Airgas resumes the growth and accomplishments that have been the hallmarks of its performance over its history. We believe that any acquisition of Airgas should be at a price that reflects the Company’s earnings power and performance over a reasonable period of time, post-recession. To support a June 2011 Special Stockholder Meeting, vote “AGAINST” the January Meeting Proposal.

You Can Elect the Airgas Board Nominees and Still Have the Opportunity to Vote for a Majority of the Airgas Board at the June Stockholder Meeting

     Our Board has asked you to vote for our three experienced nominees for election at the September 2010 Annual Meeting. We believe that our stockholders would be better served by directors who are not in any way associated with, and have not been paid by, Air Products as our Board evaluates the Air Products offer and potentially other strategies. Our directors are committing to stand for election at a June 2011 Special Stockholder Meeting to the extent necessary to carry out our commitment if the January Meeting Proposal does not receive support from a majority of the votes represented and entitled to vote at the September 2010 Annual Meeting. By making this commitment, our directors are enabling you to elect the Airgas nominees at the September 2010 Annual Meeting while preserving your ability to vote for nominees that would represent a majority of the Board at the June 2011 Special Stockholder Meeting.

Implementation

     To implement the June Meeting alternative, our Board commits to call a Special Meeting of Stockholders to be held on June 21, 2011, if, and only if, the January Meeting Proposal does not receive a majority of the votes represented and entitled to vote at the September 2010 Annual Meeting. This is a commitment to the Airgas stockholders that is enforceable in a Delaware Court.

     If the January Meeting Proposal does not receive the specified vote, the members of the Airgas Board, irrespective of the amount of time remaining in their term of office, have agreed to resign to the extent necessary to carry out our commitment. In that case, a number of Airgas directors will stand for office at the June 2011 Special Stockholder Meeting so that such number plus the number of Air Products’nominees elected at the September 2010 meeting (if any) will equal a majority of the Board of Directors.

     For example, if the January Meeting Proposal does not receive the specified vote, if none of the Air Products nominees are elected at the September 2010 Annual Meeting, and if there are nine members of the Board of Directors in June 2011, five of the current Airgas directors will stand for office at the June 2011 Special Stockholder Meeting. If five Air Products’ or other parties’ nominees receive a plurality of the votes cast at the June Stockholder Meeting, the five incumbent Airgas directors who stood for office will resign, and the five Air Products or other parties’ nominees will fill the vacancies caused by those resignations.

VOTE FOR A JUNE 2011 SPECIAL STOCKHOLDER MEETING
BY VOTING YOUR WHITE PROXY CARD
“AGAINST” AIR PRODUCTS’ PROPOSED JANUARY BY-LAW AMENDMENT

     Whether or not you plan to attend the Airgas Annual Meeting, you have the opportunity to protect your investment by promptly voting the WHITE proxy card. Remember, please do NOT vote using any Gold proxy card or voting instruction form that you receive from Air Products. This is important, because only your latest-dated vote counts. Therefore, if you vote using the Gold proxy card (even if you vote “withhold” on the Air Products nominees), a Gold proxy card will cancel any vote you previously executed using a WHITE proxy card or voting instruction form. If you have already voted on a Gold proxy card, you have every legal right to change your vote by using the enclosed WHITE proxy card to vote TODAY – by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. And your Company needs your votes on the WHITE proxy card: FOR the Airgas nominees and AGAINST Air Products’ By-Law amendment proposals.

     If you have questions about how to vote your shares, please contact Innisfree M&A Incorporated, which is assisting Airgas in this matter, toll-free at (877) 687-1875.

     On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

/s/ Peter McCausland

Peter McCausland
Chairman and Chief Executive Officer

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the WHITE proxy card, or need additional assistance, please contact the firm
assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED
Stockholders Call Toll-Free: (877) 687-1875
Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT
We urge you NOT to sign any Gold proxy card sent to you by Air Products.

BofA Merrill Lynch and Goldman, Sachs & Co. are serving as financial advisors, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Airgas and its Board of Directors.

About Airgas, Inc.

Airgas, Inc. (NYSE:ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hard goods, such as welding equipment and supplies. Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 14,000 employees work in approximately 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

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IMPORTANT INFORMATION

In connection with its 2010 Annual Meeting of Stockholders, Airgas, Inc. has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). In response to the tender offer proposed by Air Products and Chemicals, Inc. referred to in this communication, Airgas has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended. STOCKHOLDERS OF AIRGAS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE 2010 ANNUAL MEETING AND AIRGAS’ SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS AMENDED, IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of Airgas’ definitive proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, any amendments or supplements to the proxy statement and/or the Schedule 14D-9, any other documents filed by Airgas in connection with the 2010 Annual Meeting and/or the tender offer by Air Products, and other documents filed with the SEC by Airgas at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement, the Solicitation/ Recommendation Statement on Schedule 14D-9, and any amendments and supplements to these documents are also available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm. Airgas and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with its 2010 Annual Meeting. Detailed information regarding the names, affiliations and interests of Airgas’ directors and executive officers is available in the definitive proxy statement for the 2010 Annual Meeting, which was filed with the SEC on July 23, 2010. To the extent holdings of Airgas securities have changed, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

FORWARD-LOOKING STATEMENTS

This presentation contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.